Exhibit 23.2

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

September 14, 2026

Boards of Directors

Mutual Federal Bancorp, MHC

Mutual Federal Bancorp, Inc.

MFB Bancorp, Inc.

Mutual Federal Bank

2212 West Cermak Road

Chicago, Illinois 60608

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Application for Conversion, and any amendments thereto, to be filed with the Federal Reserve Board, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates and our statement concerning subscription rights and liquidation rights in such filings including the prospectus and proxy statement/prospectus of MFB Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus and proxy statement/prospectus.

Sincerely,
RP® FINANCIAL, LC.
/s/ RP Financial, LC.

1311-A Dolley Madison Boulevard, Suite 2A McLean, VA 22101 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com